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                                                                      EXHIBIT 11



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS




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                                                                               For the Three Months Ended March 31,
                                                                               ------------------------------------
                                                                                       1998            1997
                                                                                   -----------     -----------
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Basic:
Net income                                                                         $13,314,362     $ 8,490,477
                                                                                   ===========     ===========
Weighted average number of shares of common stock outstanding ...................   53,368,370      51,851,030
Net income per common share .....................................................  $       .25     $       .16
                                                                                   ===========     ===========
Diluted:
Net income ......................................................................  $13,314,362     $ 8,490,477
                                                                                   ===========     ===========
Weighted average number of shares of common stock outstanding ...................   53,368,370      51,851,030
Net effect of dilutive stock options--based on the treasury stock method using average market price ..........................................................
                                                                                     7,267,591       5,566,552
                                                                                   -----------     -----------
Total weighted average number of shares of common stock and common stock equivalents outstanding .......................................................
                                                                                    60,635,961      57,417,582
                                                                                   ===========     ===========
Net income per common share                                                        $       .22     $       .15
                                                                                   ===========     ===========
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